Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Implant Sciences Corporation
Wilmington, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No.’s 333-109677, 333-111434, 333-117366, 333-124058, 333-127167, 333-129911) and Forms S-8 (No.’s 333-42816, 333-111117, 333-138292, 333-144892) of our report dated October 9, 2009, relating to the consolidated financial statements which appears in the Annual Report to Shareholders, which is included in this Annual Report on Form 10-K of Implant Sciences Corporation for the year ended June 30, 2009.

/s/ UHY LLP
Boston, Massachusetts
October 9, 2009